FIRST AMENDMENT
                              TO
             AMENDED AND RESTATED CREDIT AGREEMENT
                              AND
                       WAIVER AGREEMENT

       THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER AGREEMENT ("Agreement"), dated as of March 5, 1997, (i) amends and modifies that certain Amended and Restated Credit Agreement, dated as of July 31, 1996 (the "Credit Agreement"), by and among Fairfield Capital Corporation, a Delaware corporation (the "Borrower"), Fairfield Acceptance Corporation, a Delaware corporation in its capacity as Servicer thereunder ("Servicer or FAC"), Fairfield Communities, Inc., a Delaware corporation ("FCI"), Triple-A One Funding Corporation, a Delaware corporation ("Triple-A"), Capital Markets Assurance Corporation, a New York stock insurance company, individually and as Collateral Agent and Administrative Agent (in such capacities, "CapMAC") and The First National Bank of Boston, a national banking association as L/C Bank, (in such capacity, the "L/C Bank")and (ii) waives the application of certain provisions contained in the Credit Agreement and that certain Amended and Restated Receivables Purchase Agreement, dated as of July 31, 1996 (the "Purchase Agreement"), among FCI, FAC, Fairfield Myrtle Beach, Inc., a Delaware corporation ("FMB") and Borrower.

       WHEREAS, the parties to the Credit Agreement and Purchase Agreement have agreed and consented to (i) make certain clarifying and conforming changes to the Credit Agreement and (ii) waive certain provisions contained in the Credit Agreement and Purchase Agreement, in order to reflect their understanding regarding the practical application and operation of said agreements;

       NOW THEREFORE, for good and valuable consideration,
  the   receipt  and   sufficiency   of   which  is   hereby
  acknowledged, the parties hereto agree as follows:

       1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Definitions List to the Credit Agreement. The following definitions as set forth in the Definitions List are hereby amended and restated in their entirety to read as follows:

            "Contract Expenses" means, with respect to any
             -----------------
       Calculation Period, the aggregate amount of all of the fees, costs, expenses, losses paid or accrued during such Calculation Period or otherwise attributed to such Calculation Period (as set forth below):

            (a)  all Carrying Costs;

            (b)  any taxes  payable by or  on behalf of  the
                 Borrower  (including   any  imputed   taxes
                 accrued pursuant  to the  terms of the  Tax
                 Sharing Agreement); and

            (c) all amounts transferred to the Spread Account from the Collection Account in order to fund the Spread Account Requirement, excluding amounts transferred to the Spread Account on the three Settlement Dates immediately following any Contract Grant Date as required to fund the Spread Account Requirement as of such Settlement Dates.

            "Triple-A Loan Percentage" means for any
             ------------------------
        Settlement  Date hereunder a  fraction (stated  as a
       percentage) equal to the quotient of (i) the principal balance of all Triple-A Loans outstanding as of the close of business of the Servicer on the immediately preceding Determination Date, divided by
       (ii) the Eligible Contract Pool Principal Balance outstanding as of the close of business of the Servicer on such Determination Date.

       2. The language beginning on the ninth line of the definition of "Pool Limit Excess" as set forth in the Definitions List to the Credit Agreement which reads "...(1) in the case of each of clauses (i), (ii), (iii) and (vi) below, the Eligible Contract Pool Principal Balance in effect at such time, and (2) in the case of each of clauses (iv), (v) and (vii) below, the aggregate outstanding Principal Balance of each of the Eligible Contracts other than the 1995 Contracts..." is hereby amended and restated to read "...(1) in the case of each of clauses (i), (iii) and (vi) below, the Eligible Contract Pool Principal Balance in effect at such time, and (2) in the case of each of clauses (ii), (iv), (v) and (vii) below, the aggregate outstanding Principal Balance of each of the Eligible Contracts other than the 1995 Contracts:..."

       3.   Subparagraph  (x)(ii)  of  Section 4.02  of  the
  Credit  Agreement   is  hereby   amended  by  adding   the
  following subclause (D) to the parenthetical contained therein:

       "...or (D) in the case of an original Contract which has been removed from the Contract File for the purpose of recording such Contract in the relevant local real property recording office (provided such original Contract contains the following legend (whether by stamp or otherwise) on the face thereof:

            "THIS COPY IS ONE OF TWO ORIGINALS, AND WAS EXECUTED SOLELY FOR RECORDATION. TO THE EXTENT THAT POSSESSION OF THIS CONTRACT IS REQUIRED TO TRANSFER OR PERFECT A TRANSFER OF ANY INTEREST IN OR TO THIS CONTRACT, POSSESSION OF THE OTHER ORIGINAL HEREOF IS REQUIRED.))"

       4. The third sentence of Section 5.01(n)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

       "In addition, the Servicer shall obtain a copy of each of the Primary Custodial Documents described above (and entered into with an Obligor subsequent to May 1, 1994) on microfiche, CD-Rom or other format reasonably acceptable to the Collateral Agent, which copy shall in each case be maintained in a fireproof vault at a repository located outside of the offices of the Servicer or the Borrower (which repository shall initially be Southern Office Services, Inc, in Little Rock, AR and which repository shall in all cases provide an acknowledgment in form and substance satisfactory to the Collateral Agent to the effect that such repository maintains an account in the name of the Collateral Agent). Copies of Primary Custodial Documents entered into with an Obligor prior to May 1, 1994, shall be maintained on microfiche at the Servicer's principal offices."

       5. The language beginning on the thirteenth line of sub-paragraph (a)(x) of Section 6.01 of the Credit Agreement which reads "...(which repository initially shall be Central Records Services, Inc. in North Little Rock... is hereby amended and restated to read "...(which repository shall initially be Southern Office Services,
  Inc. in Little Rock, AR...."

       6.  Sub-paragraph (d)  of Section 6.01 of the  Credit
  Agreement is hereby amended to add the following sentence to the end thereof:

       "Servicer shall also provide to Collateral Agent or L/C Bank, from time to time at their reasonable request, a report showing the number and principal balance of all duplicate original Contracts absent from their related Contract File in accordance with the exceptions set forth in subclauses (x)(B) and
       (x)(D) of Section 4.02 hereof."

       7.   Sub-paragraph  (g)(i)  of  Section 6.02  of  the
  Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "(i)  an  income  statement  for  such
            year and  a  balance sheet  as of  the
            end of  such  year for  the  FairShare
            Vacation  Plan Use  Management  Trust,
            setting    forth    in    each    case
            corresponding  figures from  the  next
            preceding   calendar   year's   annual
            financial    statements,     all    in
            reasonable  detail  and  audited by  a
            firm    of   Big    "6"    independent
            accountants, provided that, the
                         -------------
            financial statements for  the calendar
            year  ended  December  31,  1996  need
            only   set   forth   a   corresponding
            audited  balance  sheet  for the  year
            ended December 31, 1995."

       8.    The language  beginning  on the  ninth  line of
  Section 7.11(c) of the Credit Agreement which reads "...(which Contracts shall consist of (i) all Overlapping Contracts and (ii) other Pledged Contracts..." is hereby amended and restated to read "... (which Contracts shall first consist of Overlapping Contracts then, if a Pool Limit Excess continues to exist following the release of said Overlapping Contracts, other  Pledged Contracts...."


       9. Each of Triple-A, CapMAC and L/C Bank hereby waives the application of the representation and warranty contained in Section 4.02(x)(ii) of the Credit Agreement (and each of Triple-A, CapMAC, the L/C Bank and FCC agree and/or consent, as applicable, to the waiver of the incorporation by reference of said representation and warranty into Section 7(b) of the Receivables Purchase Agreement) (i) to the extent said representation and warranty relates to and would otherwise result in the release or repurchase by FCC, FAC or FCI under the Credit Agreement or Purchase Agreement, as applicable, of those Contracts specifically listed on Schedule "A" attached hereto (the "Excluded Contracts") or (ii) for any Contract relating to a Development in North Carolina or South Carolina for which FCI (in accordance with the applicable laws of said states) has executed only one original copy thereof; provided that, in the case of each
                         -------------
  of (i) and (ii) immediately above, this waiver shall only be effective to the extent that said Contracts otherwise satisfy the representation and warranty contained in
  Section  4.02(x)(i)  of   the  Credit  Agreement.       As
  consideration for said waiver, and notwithstanding any provision contained in this Agreement, the Credit Agreement or the Purchase Agreement, (i) each of FCI, FMB and FAC jointly and severally agree to indemnify, defend and hold harmless FCC and (ii) FCC agrees to indemnify, defend and hold harmless Triple-A, CapMAC and the L/C Bank, from and against any and all claims, losses, and liabilities (including reasonable attorney's fees) incurred by said parties as a result of the failure at any time to maintain two original copies of Excluded Contracts (or any other Contracts relating to VOIs or Lots located in Developments in North Carolina or South Carolina) in the related Contract File.

       10. Each of Triple-A, CapMAC and the L/C Bank hereby waives any prior default or non-compliance with the provisions of the Credit Agreement to the extent such default or non-compliance specifically related to or resulted solely from the provisions being modified by this Agreement. With respect to any all other provisions of the Credit Agreement (i) the Borrower hereby represents and warrants to each of Triple-A, CapMAC and the L/C Bank that no Event of Default or Unmatured Event of Default has occurred or is continuing and (ii) the Servicer hereby represents and warrants to each of
  Triple-A, CapMAC and the L/C Bank that no Servicer Default or Unmatured Servicer Default has occurred or is continuing.

       11. Except as expressly provided in this Agreement, all of the terms and conditions of the Credit Agreement and the other Facility Documents shall remain in full force and effect. The L/C Bank hereby acknowledges, represents and warrants that the Letter of Credit is in full force and effect after giving effect to this Agreement.

       12. This Agreement shall be governed by, and construed in accordance with the laws of the State of New
  York.

       13. This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.


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       IN WITNESS  WHEREOF, the  parties have executed  this
  Agreement
  as of the date first above written.

                      FAIRFIELD CAPITAL CORPORATION


                      By: /s/ Robert W. Howeth
                        -----------------------------
                      Name: Robert W. Howeth
                      Title: President

                      FAIRFIELD ACCEPTANCE CORPORATION


                      By: /s/ Robert W. Howeth
                         --------------------------
                      Name: Robert W. Howeth
                      Title: President

                      FAIRFIELD COMMUNITIES, INC.


                      By: /s/ Robert W. Howeth
                         -----------------------------
                      Name: Robert W. Howeth
                      Title: Senior Vice President

                      FAIRFIELD MYRTLE BEACH, INC.


                      By: /s/ Robert W. Howeth
                         ----------------------------
                      Name: Robert W. Howeth
                      Title: Vice President

                      TRIPLE-A ONE FUNDING CORPORATION

                      By: Capital Markets Assurance
                          Corporation, its  Attorney-in-Fact


                      By: /s/ Eric Williamson
                         ----------------------------
                      Name: Eric Williamson
                      Title:

                      CAPITAL MARKETS ASSURANCE CORPORATION


                      By: /s/ Eric Williamson
                         ----------------------------
                      Name: Eric Williamson
                      Title:

                      THE FIRST NATIONAL BANK OF BOSTON


                      By: /s/ Linda J. Carter
                         ----------------------------
                      Name: Linda J. Carter
                      Title: Vice President